FINANCIAL STATEMENTS





WASHINGTON, D.C.

FORM U-1





CINERGY CORP.





AS OF SEPTEMBER 30, 1995



(Unaudited)



Pages 1 through 6
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
CINERGY CORP.
PRO FORMA STATEMENT OF INCOME
TWELVE MONTHS ENDED SEPTEMBER 30, 1995

                                                                  Pro Forma
                                                    Actual       Adjustments      Pro Forma
                                                (in thousands, except per share amounts)
OPERATING EXPENSES
  Other operation                                         869               -             869
  Taxes
    Income taxes                                           47               -              47
    Taxes other than income taxes                          54               -              54
                                                          970               -             970

OPERATING INCOME (LOSS)                                  (970)              -            (970)

OTHER INCOME AND EXPENSES - NET
  Equity in earnings of subsidiaries                  258,646         (22,568)        236,078
  Income taxes                                          1,667               -           1,667
  Other - net                                            (920)         34,720          33,800
                                                      259,393          12,152         271,545

INCOME BEFORE INTEREST AND OTHER CHARGES              258,423          12,152         270,575

INTEREST                                                2,534          34,720          37,254

NET INCOME                                           $255,889        ($22,568)       $233,321
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
CINERGY CORP.
PRO FORMA BALANCE SHEET
AT SEPTEMBER 30, 1995

ASSETS
                                                                  Pro Forma
                                                    Actual       Adjustments      Pro Forma
                                                (in thousands)
CURRENT ASSETS
  Cash and temporary cash investments                   7,886         (34,720)        (26,834)
  Accounts receivable                                     167               -             167
  Notes receivable from associated
    companies                                               -         468,720         468,720

                                                        8,053         434,000         442,053
OTHER ASSETS
  Investment in subsidiaries                        2,541,641         (22,568)      2,519,073
  Other                                                   118               -             118
                                                    2,541,759         (22,568)      2,519,191

                                                   $2,549,812        $411,432      $2,961,244
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
CINERGY CORP.
PRO FORMA BALANCE SHEET
AT SEPTEMBER 30, 1995

CAPITALIZATION AND LIABILITIES
                                                                  Pro Forma
                                                    Actual       Adjustments      Pro Forma
                                                (dollars in thousands)
COMMON STOCK EQUITY
  Common stock - $.01 par value;
    Authorized shares - 600,000,000
    Outstanding shares - 157,139,786 Actual            $1,572               -           1,572
  Paid-in capital                                   1,585,470               -       1,585,470
  Retained earnings                                   941,652         (22,568)        919,084
    Total common stock equity                       2,528,694         (22,568)      2,506,126

LONG-TERM DEBT                                              -

    Total Capitalization                            2,528,694         (22,568)      2,506,126

CURRENT LIABILITIES
  Notes payable                                        21,000         434,000         455,000
  Accounts payable                                        530               -             530
  Accrued taxes                                          (309)              -            (309)
  Accrued interest                                        154               -             154
                                                       21,375         434,000         455,375

OTHER LIABILITIES
  Deferred income taxes                                  (258)              -            (258)
  Other                                                     1               -               1
                                                         (257)              -            (257)

                                                   $2,549,812        $411,432      $2,961,244
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
CINERGY CORP.
PRO FORMA STATEMENT OF CHANGES IN RETAINED EARNINGS
TWELVE MONTHS ENDED SEPTEMBER 30, 1995

                                                                  Pro Forma
                                                    Actual       Adjustments      Pro Forma
                                                (in thousands)

BALANCE OCTOBER 1, 1994                              $945,679               -        $945,679

  Net income                                          255,889         (22,568)        233,321
  Dividends on common stock                          (255,637)              -        (255,637)
  Other                                                (4,279)              -          (4,279)


BALANCE SEPTEMBER 30, 1995                           $941,652        ($22,568)       $919,084
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CINERGY CORP.

Pro Forma Journal Entries to Give Effect to the
Issuance of $434 Million of Short-term Debt

Entry No. 1

Cash and temporary cash investments                              $434,000,000
  Short-term debt                                                                $434,000,000

To record the issuance of $434,000,000 of short-term debt based on 50% of retained earnings.

Entry No. 2

Interest on short-term debt                                       $34,720,000
  Cash and temporary cash investments                                             $34,720,000

To record interest on $434,000,000 of short-term debt payable at 8%.

Entry No. 3

Intercompany notes receivable                                    $434,000,000
  Cash and temporary cash investments                                            $434,000,000

To record a $434,000,000 loan to Cinergy Investments.

Entry No. 4

Intercompany notes receivable                                     $34,720,000
  Interest income                                                                 $34,720,000

To record interest at 8% per annum on intercompany loan to Cinergy Investments.

Entry No. 5

Equity in earnings of subsidiaries                                $22,568,000
  Investment in subsidiaries                                                      $22,568,000

To record the equity in subsidiary earnings.
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